UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2018

Hardinge Inc.

(Exact Name of Registrant as Specified in its Charter)

New York	000-15760	16-0470200
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Hardinge Drive

Elmira, New York 14903

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:  (607) 734-2281

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐                                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On May 22, 2018, Hardinge Inc. (the “Company”) held a special meeting of shareholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger, dated as of February 12, 2018 (the “Merger Agreement”), by and among the Company, Hardinge Holdings, LLC, a Delaware limited liability company (“Parent”), and Hardinge Merger Sub, Inc., a New York corporation and a direct wholly owned subsidiary of Parent (“Acquisition Sub”), which provides, among other things and subject to the terms and conditions set forth therein, that Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

As of April 16, 2018, the record date for the Special Meeting, there were 12,966,986 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), outstanding, each of which was entitled to one vote for each proposal at the Special Meeting.  At the Special Meeting, a total of 10,297,360 Shares, representing approximately 79.41% of the outstanding shares entitled to vote, were present in person or by proxy, constituting a quorum to conduct business.

At the Special Meeting, the following proposals were considered:

(1)         the approval of the adoption of the Merger Agreement;

(2)         the approval of the adjournment of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement or in the absence of a quorum; and

(3)         the approval, on an advisory (nonbinding) basis, of certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger.

Each of the three proposals was approved by the requisite vote of the Company’s shareholders.  The final voting results for each proposal are described below.  For more information on each of these proposals, see the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 16, 2018.

1.              Proposal to adopt the Merger Agreement:

For	Against	Abstain	Broker Non-Votes
10,163,147	111,672	22,541	N/A

2.              Proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement or in the absence of a quorum:

For	Against	Abstain	Broker Non-Votes
9,886,516	389,814	21,030	N/A

3.              Proposal to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger:

For	Against	Abstain	Broker Non-Votes
9,657,093	443,474	196,793	N/A

Item 8.01                                           Other Events.

On May 22, 2018, the Company issued a press release regarding shareholder approval of the Merger Agreement and that the Closing of the Merger is expected to occur on or about May 25, 2018, subject to customary closing conditions.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release, dated May 22, 2018.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated May 22, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HARDINGE, INC.

Date: May 22, 2018	By:	/s/ B. Christopher DiSantis
	Name:	B. Christopher DiSantis
	Title:	Chairman of the Board of Directors